Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 • (763) 551-5000 • www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REJECTS UNSOLICITED PROPOSAL

AS NOT IN THE BEST INTERESTS OF STOCKHOLDERS

-   Board Reaffirms Commitment to Strategic Initiatives Underway   -

-   Announces up to $2.0 Million Stock Repurchase Program   -

Minneapolis, MN, December 20, 2018 — Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today announced that the Company’s Board of Directors unanimously rejected an unsolicited proposal from Carson’s Holdings, Inc., a subsidiary of CSC Generation Holdings, Inc., to acquire all outstanding stock of the Company for $0.80 per share.  The Board of Directors, in consultation with its outside financial and legal advisors, carefully reviewed and considered the Carson’s Holdings’ proposal and determined that the proposal does not reflect the full, long-term value that the Company’s stockholders are expected to receive from execution of the Company’s key strategic initiatives and, therefore, was not in the best interests of the Company and its stockholders.

The Board in connection with this review, reaffirmed its commitment to the five key strategic initiatives previously outlined by management. The Board believes that these strategic initiatives, which are in the early stages of implementation, are beginning to take hold as fourth fiscal quarter-to-date the Company is experiencing positive comparable sales at an improved gross margin rate.  For fiscal 2019, which ends on February 1, 2020, the Company expects:

•                  Net sales to increase 2% to 3% as a result of expanded omnichannel capabilities, enhancements to the overall product assortment, and more impactful marketing promotions to drive customer file growth;

•                  Gross margin expansion of 300 to 350 basis points as a result of improved inventory management including supply chain and omni-channel initiatives, greater disciplines around promotions and the continued reduction of occupancy costs;

•                  SG&A as a percentage of sales to decline 150 to 200 basis points due to ongoing cost reduction initiatives; and

•                  Inventory turns to improve as compared to fiscal 2018.

Key Strategic Initiatives Being Implemented

The five key strategic initiatives previously announced by the Company are:

1.              Improving the Company’s customer acquisition efforts and continuing to drive customer loyalty;

2.              Offering well curated merchandise assortments that meet our customer’s needs and are easy to shop;

3.              Developing compelling marketing campaigns and effective promotions while improving gross margins;

4.              Leveraging our omni-channel capabilities to ensure a seamless customer experience; and

5.              Reducing the Company’s cost structure.

The Board believes that management’s continued focus on these initiatives will provide the impetus for achieving the Company’s projections for fiscal 2019, provide the foundation for long-term profitability and best serve the interests of the Company’s stockholders.

Company Announces Stock Repurchase Program

The Company also today announced that its Board of Directors has authorized a stock repurchase program to purchase up to $2.0 million of the Company’s outstanding common stock during the period ending December 31, 2019.  The shares may be repurchased from time to time through open market purchases, block transactions, privately negotiated transactions or derivative transactions in a manner consistent with applicable securities laws and regulations.  The Company currently has approximately 38.4 million shares of common stock outstanding.

“Our Board of Directors and senior management firmly believe that our growth prospects and long-term strategy are not reflected by the Company’s current stock price,” said Keri Jones, President and Chief Executive Officer, “The stock repurchase program that was announced today reflects our continued confidence in the Company’s future prospects and underscores our ongoing commitment to enhancing stockholder value.”

The Company plans to fund the stock repurchase program from working capital, including cash on-hand and seasonal short-term borrowings.  The timing and amount of any repurchases of common stock will be determined by the Company’s management based on its evaluation of a variety of factors, including stock price, trading volume, general market conditions, regulatory requirements and other corporate considerations. Repurchases of common stock may also be made through trading plans established under Rule 10b5-1, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The repurchase program may be modified, suspended or terminated at any time by the Board of Directors.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories.  As of December 20, 2018 the Company operates 461 stores in 45 states consisting of 314 MPW stores, 80 Outlet stores, 35 Christopher & Banks stores, and 32 stores in its women’s plus size clothing division CJ Banks.  The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, “expect”, “anticipate”, “plan”, “intend”, “project”, “believe”, “should”, “drive” “in order to” and similar expressions.  Except for historical information, matters discussed in this press release may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s future performance and financial results to differ materially from those expressed or implied by the forward-looking statements.  We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7.  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent reports on Form 10-Q.  All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice.  The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:

Richard Bundy

Senior Vice President, Chief Financial Officer

(763) 551-5000

INVESTOR RELATIONS CONTACT:

Jean Fontana

ICR, Inc.

(646) 277-1214